As filed with the Securities and Exchange Commission on August 29, 2022

Registration Nos. 333-258324

333-248775

333-240154

333-234518

333-227306

333-221241

333-215831

333-207830

333-190404

333-188868

333-183268

333-177705

333-170325

333-162715

333-152814

333-146076

333-140623

333-131412

333-127672

333-120364

333-107218

333-97091

033-81980

333-67094

333-61003

333-42664

333-14833

333-19351

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:
Form S-8 Registration Statement No. 333-258324
Form S-8 Registration Statement No. 333-248775
Form S-8 Registration Statement No. 333-240154
Form S-8 Registration Statement No. 333-234518
Form S-8 Registration Statement No. 333-227306
Form S-8 Registration Statement No. 333-221241
Form S-8 Registration Statement No. 333-215831
Form S-8 Registration Statement No. 333-207830
Form S-8 Registration Statement No. 333-190404
Form S-8 Registration Statement No. 333-188868
Form S-8 Registration Statement No. 333-183268

Form S-8 Registration Statement No. 333-177705

Form S-8 Registration Statement No. 333-170325

Form S-8 Registration Statement No. 333-162715

Form S-8 Registration Statement No. 333-152814

Form S-8 Registration Statement No. 333-146076

Form S-8 Registration Statement No. 333-140623

Form S-8 Registration Statement No. 333-131412

Form S-8 Registration Statement No. 333-127672

Form S-8 Registration Statement No. 333-120364

Form S-8 Registration Statement No. 333-107218

Form S-8 Registration Statement No. 333-97091

Form S-8 Registration Statement No. 333-67094

Form S-8 Registration Statement No. 333-61003

Form S-8 Registration Statement No. 333-42664

Form S-8 Registration Statement No. 333-14833

AND

POST-EFFECTIVE AMENDMENT NO. 2 TO:

Form S-8 Registration Statement No. 033-81980

Form S-8 Registration Statement No. 333-19351

UNDER
THE SECURITIES ACT OF 1933

PLANTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

345 Encinal Street Santa Cruz, California	95060
(Address of Principal Executive Offices)	(Zip Code)

2020 Inducement Equity Incentive Plan
2003 Stock Plan, as amended and restated
2002 Employee Stock Purchase Plan, as amended and restated
Plantronics, Inc. Deferred Compensation Plan

Individual Restricted Stock Purchase Agreement

Individual Stock Option Agreements

1996 Employee Stock Purchase Plan

1993 Director Stock Option Plan

1993 Stock Option Plan

Executive Stock Purchase Plan

Plantronics, Inc. Annual Profit Sharing/Individual Savings Plan

Plantronics, Inc. Basic Deferred Compensation Plan

(Full title of the plan)
David M. Shull President and Chief Executive Officer 345 Encinal Street Santa Cruz, California 95060
(Name and address of agent for service)

(821) 426-5858
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) is being filed by Plantronics, Inc. (the “Registrant” or “Poly”) to terminate all offerings under the Prior Registration Statements and to deregister (i) any and all shares of Poly common stock, par value $0.01 per share (the “Shares”), (ii) any and all plan interests and other securities and (iii) any unsecured obligations of Poly to pay deferred compensation in the future in accordance with the terms of the Plantronics, Inc. Deferred Compensation Plan and the Plantronics, Inc. Basic Deferred Compensation Plan, in each case registered under the Prior Registration Statements but unsold or otherwise unissued as of the date hereof (note that the Share numbers listed below do not take into account any stock splits, stock dividends, recapitalizations or other similar transactions effected without the receipt of consideration that may have occurred in the interim):

1.	Registration Statement on Form S-8, File No. 333-258324, filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2021, registering 2,000,000 Shares under the 2003 Stock Plan, as amended and restated (“2003 Plan”), and 2,000,000 Shares under the 2002 Employee Stock Purchase Plan, as amended and restated (“2002 ESPP”).

2.	Registration Statement on Form S-8, File No. 333-248775, filed with the Commission on September 14, 2020, registering 1,000,000 Shares under the 2020 Inducement Equity Incentive Plan (the “Inducement Plan”).

3.	Registration Statement on Form S-8, File No. 333-240154, filed with the Commission on July 29, 2020, registering 1,000,000 Shares under the 2003 Plan, and 1,000,000 Shares under the 2002 ESPP.

4.	Registration Statement on Form S-8, File No. 333-234518, filed with the Commission on November 5, 2019, registering 1,000,000 Shares under the 2003 Plan, and 300,000 Shares under the 2002 ESPP.

5.	Registration Statement on Form S-8, File No. 333-227306, filed with the Commission on September 12, 2018, registering 1,500,000 Shares under the 2003 Plan, and 300,000 Shares under the 2002 ESPP.

6.	Registration Statement on Form S-8, File No. 333-221241, filed with the Commission on October 31, 2017, registering 1,000,000 Shares under the 2003 Plan.

7.	Registration Statement on Form S-8, File No. 333-215831, filed with the Commission on January 31, 2017, registering 300,000 Shares under the 2002 ESPP.

8.	Registration Statement on Form S-8, File No. 333-207830, filed with the Commission on November 5, 2015, registering 1,000,000 Shares under the 2003 Plan, and 300,000 Shares under the 2002 ESPP.

9.	Registration Statement on Form S-8, File No. 333-190404, filed with the Commission on August 6, 2013, registering 1,000,000 Shares under the 2003 Plan.

10.	Registration Statement on Form S-8, File No. 333-188868, filed with the Commission on May 24, 2013, registering $14,000,000 of deferred compensation obligations under the Plantronics, Inc. Deferred Compensation Plan (the “DCP”).

11.	Registration Statement on Form S-8, File No. 333-183268, filed with the Commission on August 13, 2012, registering 1,000,000 Shares under the 2003 Plan, and 300,000 Shares under the 2002 ESPP.

12.	Registration Statement on Form S-8, File No. 333-177705, filed with the Commission on November 3, 2011, registering 1,700,000 Shares under the 2003 Plan.

13.	Registration Statement on Form S-8, File No. 333-170325, filed with the Commission on November 3, 2010, registering 1,200,000 Shares under the 2003 Plan.

14.	Registration Statement on Form S-8, File No. 333-162715, filed with the Commission on October 28, 2009, registering 1,000,000 Shares under the 2003 Plan, and 500,000 Shares under the 2002 ESPP.

15.	Registration Statement on Form S-8, File No. 333-152814, filed with the Commission on August 6, 2008, registering 1,200,000 Shares under the 2003 Plan and 500,000 Shares under the 2002 ESPP.

16.	Registration Statement on Form S-8, File No. 333-146076, filed with the Commission on September 14, 2007, registering 1,700,000 Shares under the 2003 Plan, and 400,000 Shares under the 2002 ESPP.

17.	Registration Statement on Form S-8, File No. 333-140623, filed with the Commission on February 12, 2007, registering 1,800,000 Shares under the 2003 Plan, and 200,000 Shares under the 2002 ESPP.

18.	Registration Statement on Form S-8, File No. 333-131412, filed with the Commission on January 31, 2006, registering 1,300,000 Shares under the 2003 Plan, and 200,000 Shares under the 2002 ESPP.

19.	Registration Statement on Form S-8, File No. 333-127672, filed with the Commission on August 18, 2005, registering 5,000 Shares under the Individual Restricted Stock Purchase Agreement as a material inducement of employment in connection with Poly’s acquisition of Altec Lansing Technologies, Inc. (“Altec”), and 140,000 Shares pursuant to individual stock option agreements (collectively, the “Individual Stock Option Agreements”), which options were granted as a material inducement of employment to former employees of Altec in connection with Poly’s acquisition of Altec.

20.	Registration Statement on Form S-8, File No. 333-120364, filed with the Commission on November 10, 2004, registering 1,000,000 Shares under the 2003 Plan.

21.	Registration Statement on Form S-8, File No. 333-107218, filed with the Commission on July 21, 2003, registering 1,000,000 Shares under the 2003 Plan, and 100,000 Shares under the 2002 ESPP.

22.	Registration Statement on Form S-8, File No. 333-97091, filed with the Commission on July 25, 2002, registering 2,000,000 Shares under the 1993 Stock Option Plan (“1993 Plan”), and 200,000 Shares under the 2002 ESPP.

23.	Registration Statement on Form S-8, File No. 333-67094, filed with the Commission on August 8, 2001, registering 2,000,000 Shares under the 1993 Plan.

24.	Registration Statement on Form S-8, File No. 333-42664, filed with the Commission on July 31, 2000, registering 2,550,000 Shares under the 1993 Plan, and 120,000 Shares under the 1993 Director Stock Option Plan (“the 1993 Director Plan”).

25.	Registration Statement on Form S-8 POS, File No. 033-81980, filed with the Commission on November 18, 1998, registering 639,422 Shares under the 1993 Plan.

26.	Registration Statement on Form S-8, File No. 333-61003, filed with the Commission on August 7, 1998, registering 1,300,000 Shares under the 1993 Plan.

27.	Registration Statement on Form S-8, File No. 333-19351, filed with the Commission on January 7, 1997, as amended by the Registration Statement on Form S-8 POS, File No. 333-19351, filed with the Commission on March 25, 1997, registering 350,000 Shares under the Plantronics, Inc. Annual Profit Sharing/Individual Savings Plan (“the Profit Sharing Plan”) and the Plantronics, Inc. Basic Deferred Compensation Plan (the “Deferred Compensation Plan”).

29.	Registration Statement on Form S-8, File No. 333-14833, filed with the Commission on October 25, 1996, registering 20,000 Shares under the 1996 Employee Stock Purchase Plan, and 500,000 Shares under the 1993 Director Plan and the 1993 Plan.

On March 25, 2022, Poly entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HP Inc., a Delaware corporation (“HP”), and Prism Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of HP (“Merger Sub”). On August 29, 2022, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Poly (the “Merger”), with Poly surviving the Merger as a wholly owned subsidiary of HP.

In connection with the Merger, Poly has terminated all offerings of Poly securities pursuant to the Prior Registration Statements. Accordingly, pursuant to the undertakings made by Poly in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, these Post-Effective Amendments hereby remove from registration all of such securities registered under the Prior Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on August 29, 2022.

PLANTRONICS, INC.

By:	/s/ Lisa Bodensteiner
	Name:	Lisa Bodensteiner
	Title:	Chief Legal and Compliance Officer and Corporate Secretary

No other person is required to sign these Post-Effective Amendments to the Prior Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.